SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/29/2008
FILE NUMBER: 811-09913
SERIES NO.:  8

72DD  1 Total income dividends for which record date passed during the period
        (000's omitted)
        Class A                                              16
      2 Dividends for a second class of open end company shares
        Class B                                               -
        Class C                                               -
        Class R                                               -
        Institutional Class                                 841

73A.  1 Dividends from net investment income
        Class A                                       $ 0.02620
      2 Dividends for a second class of open end company shares
        Class B                                             $ -
        Class C                                             $ -
        Class R                                             $ -
        Institutional Class                           $ 0.05720

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                             578
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                              53
        Class C                                             214
        Class R                                               1
        Institutional Class                              15,453

74V.  1  Net asset value per share (to nearest cent)
        Class A                                         $ 10.45
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                         $ 10.34
        Class C                                         $ 10.34
        Class R                                         $ 10.45
        Institutional Class                             $ 10.47